SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

BioZone Pharmaceuticals, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-146182	20-5978559
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 11, 2012, Biozone Pharmaceuticals, Inc. (the “Company”) sold an aggregate of 600,000 units (the “Units”) with gross proceeds to the Company of $300,000.

Each Unit was sold for a purchase price of $0.50 per Unit and consists of: (i) one share of Common Stock and (ii) a four-year warrant to purchase fifty (50%) percent of the number of shares of Common Stock purchased at an exercise price of $1.00 per share, subject to adjustment upon the occurrence of certain events (the “Warrant”). The Warrants may be exercised on a cashless basis after twelve (12) months from the date of closing, if there is no effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrant.

The Company has granted the investors “piggy-back” registration rights with respect to the shares of common stock underlying the Units and the shares of common stock underlying the Warrants, for a period of twelve (12) months from the date of closing.

The Units were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

10.1 10.2	Form of Subscription Agreement Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BioZone Pharmaceuticals, Inc.

Date: January 13, 2012	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Executive Officer and Chief Financial Officer